                                                                    Exhibit 21.1


                       WCI COMMUNITIES, INC. SUBSIDIARIES

Bay Colony -- Gateway, Inc., a Delaware corporation
Community Specialized Services, Inc., a Florida corporation Financial Resources Group, Inc., a Florida corporation
First Fidelity Title, Inc., a  Delaware corporation
Florida Design Communities, Inc., a Florida corporation Florida Lifestyle Management Company, a Florida corporation Livingston Road, Inc., a Florida corporation
Sun City Center Golf Properties, Inc., a Delaware corporation, Sun City Center Realty, Inc., a Florida corporation
Watermark Realty, Inc., Delaware corporation,
WCI Capital Corporation, a Delaware corporation
WCI Architecture & Land Planning, Inc., a Florida Corporation

                    BAY COLONY -- GATEWAY, INC. SUBSIDIARIES

Bay Colony Realty Associates, Inc., a Florida corporation
Bay Colony of Naples, Inc., a Florida corporation
The Colony at Pelican Landing Golf Club, Inc., a Florida corporation Communities Amenities, Inc., a Florida corporation
Communities Finance Company, LLC, a Delaware limited liability company Communities Home Builders, Inc., a Florida corporation
Coral Ridge Communities, Inc., a Florida corporation
Coral Ridge Properties, Inc., a Florida corporation
Coral Ridge Realty, Inc., a Florida corporation
Coral Ridge Realty Sales, Inc., a Florida corporation
Florida National Properties, Inc., a Florida corporation
Gateway Communities, Inc., a Florida corporation
Gateway Communications Services, Inc., a Florida corporation
Gateway Realty Sales, Inc., a Florida corporation
Heron Bay, Inc., a Florida corporation
Heron Bay Golf Course Properties, Inc., a Florida corporation
JYC Holdings, Inc., a Florida corporation
Marbella at Pelican Bay, Inc., a Florida corporation
Pelican Bay Properties, Inc., a Florida corporation
Pelican Landing Communities, Inc., a Florida corporation
Pelican Landing Golf Resort Ventures, Inc., a Delaware corporation Pelican Landing Properties, Inc., a Florida corporation
Pelican Marsh Properties, Inc., a Florida corporation
Sarasota Tower, Inc., a Florida corporation
Tarpon Cove Realty, Inc., a Florida corporation
Tarpon Cove Yacht & Racquet Club, Inc., a Florida corporation
Tiburon Golf Ventures, Inc., a Delaware corporation
Watermark Realty Referral, Inc., a Florida corporation
WCI Communities Property Management, Inc., a Florida corporation
WCI Golf Group, Inc., a Florida corporation
WCI Homes, Inc., a Florida corporation
WCI Realty, Inc., a Florida corporation